UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HEARTWARE LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF EXTRAORDINARY GENERAL MEETING
EXPLANATORY MEMORANDUM

Explanatory Note
On April 30, 2007, the Company filed a registration statement on Form 10. The Company is filing this preliminary proxy statement at this time because it relates to matters to be voted upon at an extraordinary general meeting of the Company’s shareholders to be held on July 26, 2007, which is after the date that the Company’s Form 10 will become effective.

Notice of Extraordinary General Meeting
Notice of Meeting and Information for Shareholders
HeartWare Limited

Extraordinary General Meeting information:

Date:	26 July 2007

Time:	10 a.m. AEST

Location:	Grant Thornton
Level 17
383 Kent Street
Sydney NSW 2000

NOTICE OF EXTRAORDINARY GENERAL MEETING
An Extraordinary General Meeting of shareholders of HeartWare Limited (the Company or HeartWare) will be held at the offices of Grant Thornton, Level 17, 383 Kent Street, Sydney, NSW on 26 July 2007 commencing at 10 a.m. AEST. The purpose of the Meeting is to transact the business referred to in this Notice of Extraordinary General Meeting.
The Explanatory Memorandum that accompanies and forms part of this Notice of Meeting provides information in relation to each of the matters to be considered and contains a glossary of defined terms.
This Notice of Meeting and Explanatory Memorandum should be read in their entirety. If shareholders are in doubt as to how they should vote, they should seek advice from their accountant, solicitor or other professional adviser prior to voting.
The Company intends to mail this Notice of Meeting, together with the enclosed Explanatory Memorandum, Proxy Form and related financial information, to shareholders on or about 22 June 2007.
The business of the Extraordinary General Meeting is as follows:
Resolution 1 – Approval of Share Issue
To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
“For the purposes of Listing Rule 7.1 and for all other purposes, shareholders of the Company approve and authorise the Directors to issue and allot up to 58,333,333 Shares with an issue price per Share of A$0.60 under a private placement to retail, sophisticated and institutional investors in Australia, the United States and Europe on the terms and conditions contained in the Explanatory Memorandum.”
Voting Exclusion Statement
The Company will disregard any votes cast on Resolution 1 by a person who may participate in the proposed issue and a person who might obtain a benefit if the Resolution is passed (except a benefit solely in the capacity of a holder of ordinary securities) and any associate of those persons. However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.
Resolution 2 – Participation of Director in Placement – Mr Robert Thomas
To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
“That, subject to the passing of Resolution 1 and pursuant to Listing Rule 10.11 and for all other purposes, Mr Robert Thomas, being a director of the Company, or his nominee, may participate in the placement referred to in Resolution 1 and the shareholders of the Company approve the issue of up to 500,000 Shares to Mr Robert Thomas or his nominee at an issue price per Share of A$0.60 and otherwise on the terms and conditions contained in the Explanatory Memorandum.”
Voting Exclusion Statement
The Company will disregard any votes cast on Resolution 2 by Mr Robert Thomas and any associate of Mr Robert Thomas. However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

Resolution 3 – Participation of Director in Placement – Mr Robert Stockman
To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
“That, subject to the passing of Resolution 1 and pursuant to Listing Rule 10.11 and for all other purposes, Mr Robert Stockman being a director of the Company, or his nominee, may participate in the placement referred to in Resolution 1 and the shareholders of the Company approve the issue of up to 500,000 Shares to Mr Robert Stockman or his nominee at an issue price per Share of A$0.60 and otherwise on the terms and conditions contained in the Explanatory Memorandum.”
Voting Exclusion Statement
The Company will disregard any votes cast on Resolution 3 by Mr Robert Stockman and any associate of Mr Robert Stockman. However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.
Resolution 4 – Grant of Options to Mr Robert Stockman
To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
“That, pursuant to Listing Rule 10.14 and for all other purposes, the shareholders of the Company approve the grant of 200,000 options to Mr Robert Stockman or his nominee under the Employee Share Option Plan on the terms and conditions contained in the Explanatory Memorandum.”
Voting Exclusion Statement
The Company will disregard any votes cast on Resolution 4 by a Director and any associate of a Director. However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.
Voting Entitlement
For the purposes of determining voting entitlements at the Extraordinary General Meeting, Shares will be taken to be held by the persons who are registered as holding the Shares at 7.00 p.m. (AEST) on 24 July 2007 (the Entitlement Time) (also commonly known as the “record date”). Accordingly, only those persons registered as holders of Shares at the Entitlement Time will be entitled to attend and vote at the Extraordinary General Meeting and at any adjournment (if any).
Proxy Instructions
1.	The Proxy Form is enclosed with this Notice of Meeting. Replacement Proxy Forms may be obtained by shareholders from the Company’s share registry, whose contact details are:

Registries Limited

Office Address:	Level 2, 28 Margaret Street, Sydney NSW, Australia

Telephone:	+61 2 9290 9600
2.	A shareholder entitled to attend and vote at a general meeting may appoint not more than two proxies to attend such meeting and vote on behalf of the shareholder. A proxy need not be a shareholder. Where more than one proxy is appointed, each proxy may be appointed to represent a specified proportion or number of the shareholder’s votes. If no such proportion is specified, each proxy may exercise half of the shareholder’s votes. Fractions of votes will be disregarded.

3.	A proxy form must be signed by a shareholder (or its attorney) and does not need to be witnessed. If the shareholder is a corporation, the proxy form must be executed in accordance with that corporation’s constitution or by a duly authorised attorney. If a Share is held jointly a proxy form should be signed by all of the joint holders.

4.	The proxy form and any power of attorney or other authority (if any) under which it is signed (or a certified copy) must be received by the Company’s share registrar, Registries Limited, by 10 a.m. AEST on 24 July 2007 (being the last day which is at least 48 hours before the time for holding the Meeting), at:

Hand deliveries:	Level 2
28 Margaret Street
Sydney NSW 2000

Postal address:	PO Box R67
Royal Exchange
Sydney NSW 1223
Fax number:	+61 2-9279-0664
Proxies received after that time will not be effective for the scheduled meeting.

5.	A proxy may decide whether to vote on a Resolution, except where the proxy is required by law or the Company’s Constitution to vote or abstain from voting, in their capacity as a proxy. If a proxy is directed how to vote on a Resolution, the proxy may vote on that item only in accordance with that direction. If a proxy is not directed how to vote on an item of business, a proxy may vote as he or she thinks fit. If a shareholder appoints two proxies and the appointments specify different ways to vote on a Resolution, neither may vote on a show of hands.

6.	The Chairman of the Meeting intends to vote all valid undirected proxies which he receives in favour of all Resolutions at the Meeting.

7.	A shareholder may revoke its, his or her proxy by (1) filing with the Company Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation or a duly executed Proxy Form, in either case dated later than the prior Proxy Form relating to the same Shares, or (2) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent Proxy Form must be received by the Company Secretary of the Company prior to the taking of the vote at the Meeting. Such written notice of revocation or subsequent Proxy Form should be delivered to Registries Limited at the address referred to at 4. above.
By Order of the Board

/s/ David McIntyre
David McIntyre
Company Secretary
12 June 2007

EXPLANATORY MEMORANDUM
This Explanatory Memorandum has been prepared for the information of shareholders in connection with the Extraordinary General Meeting of shareholders of the Company to be held at the offices of Grant Thornton, Level 17, 383 Kent Street, Sydney, NSW on 26 July 2007 commencing at 10 a.m. AEST.
This Explanatory Memorandum should be read in conjunction with the accompanying Notice of Extraordinary General Meeting. A glossary of defined terms is attached to this Explanatory Memorandum.
All Directors, other than Mr Robert Thomas and Mr Robert Stockman, recommend that shareholders vote in favour of Resolutions 1, 2 and 3. Mr Thomas and Mr Stockman abstain from making a recommendation due to their personal interest in Resolutions 1, 2 and 3.
The Directors abstain from making a recommendation on Resolution 4 as they are deemed to have a personal interest in Resolution 4.
Resolution 1 – Approval of Share Issue
The Company previously announced on 14 June 2007 that it has received commitments for approximately A$30 million with an issue price of A$0.60 per Share under a private placement to retail, sophisticated and institutional investors in Australia, the United States and Europe (Placement) which is conditional upon the approval of the shareholders of the Company.
The Company therefore seeks the approval of shareholders under Listing Rule 7.1 to issue up to 58,333,333 Shares with an issue price per Share of A$0.60 (the New Shares) under the Placement to retail, sophisticated and institutional investors in Australia, the United States and Europe within three months of the date of the Extraordinary General Meeting.
Under Listing Rule 7.1, the prior approval of shareholders is required to the issue of the New Shares because the total of those securities would represent more than 15% of the Company’s ordinary securities then on issue.
The Placement to investors outside the United States will be conducted pursuant to an exemption from registration under the United States Securities Act of 1933 (the Securities Act) contained in Regulation S of the Securities Act (Regulation S). The Placement to investors in the United States will be conducted pursuant to an exemption from registration under the Securities Act contained in Regulation D of the Securities Act. The New Shares have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.
Funds raised by the issue of the New Shares will be primarily applied for the purposes of capital expenditure, meeting costs associated with the Company’s human clinical trials, marketing costs, research and development costs, manufacturing and operational costs, regulatory and other compliance costs as well as for general working capital and to meet the expenses of the issue of the New Shares.
In addition to the information for shareholders set out above, for the purposes of Listing Rule 7.3 the following information is provided:

1.	The Company presently has 186,302,097 Shares on issue as at 12 June 2007.
2.	The maximum number of New Shares to be issued under Resolution 1 will be 58,333,333.
3.	The issue price of a New Share will be A$0.60.
4.	If approved, the New Shares will be issued and allotted progressively but in any event not later than three months from the date of the Extraordinary General Meeting or such later date as approved by the ASX.
5.	The allottees of the New Shares will be determined at the absolute discretion of the Directors from retail, sophisticated and institutional investors in Australia, the United States and Europe who applied for Shares in the Company under the Placement.
6.	With effect from 31 December 2006, the Company no longer satisfies the definition of a “foreign private issuer” as set out under the Securities Act. As a consequence, the Company is treated as a domestic filer for U.S. securities law purposes and is therefore subject to the same registration and reporting requirements as other U.S. domestic companies.
As the Company no longer satisfies the “foreign private issuer” definition, any New Shares issued under the Placement to investors outside the United States will be offered pursuant to the Regulation S exemption, and as such, cannot be resold into the United States following issue except in certain limited circumstances as set out in Regulation S. In order to comply with the requirements of Regulation S and so as to facilitate (electronic) trading of these New Shares on the ASX, the Company is required to institute the FORUS designation on New Shares issued outside the United States. The FORUS designation on New Shares will prohibit the purchase of those New Shares by U.S. persons but will not otherwise affect the rights or holdings of any of the Company’s current U.S. shareholders.
Ordinarily, the requirement to institute the FORUS designation would only apply to the New Shares issued under the Placement and would not otherwise affect the tradability of all existing Shares on the ASX (i.e., all existing Shares would still be able to be purchased by U.S. persons). This would generally be achieved by the Company maintaining its current ASX code (“HTW”) for those existing Shares which may be purchased by U.S. residents, and introducing a new ASX code (i.e. “HTWN”) for those New Shares issued under the Placement which would not be permitted to be sold into the U.S. except as permitted under Regulation S. The Company believes that permitting Shares to be traded under two distinct codes (i.e. HTW and HTWN) would create confusion and potentially create a false market or otherwise lead to uncertainty in relation to either or both of the price and liquidity of its Shares.
For the above reasons, the Company will, at the time of issue of the New Shares, request that ASX reinstitute the FORUS designation on all of its Shares, including those New Shares issued under the Placement. This will mean that all Shares, including New Shares, will be traded under the “HTW” code and that the FORUS designation will apply to that code, prohibiting the transfer of any Shares to U.S. persons other than in accordance with U.S. securities law.

Resolutions 2 and 3 – Participation of Directors in Placement — Mr Robert Thomas and Mr Robert Stockman
Mr Robert Thomas (or his nominee) and Mr Robert Stockman (or his nominee) have agreed to subscribe for 500,000 Shares and 500,000 Shares respectively under the Placement, subject to the approval of the Shareholders of the Company.
The Company therefore seeks the approval of shareholders under Listing Rule 10.11 to issue 500,000 Shares to Mr Thomas or his nominee and 500,000 Shares to Mr Stockman or his nominee under the Placement with an issue price per Share of A$0.60 within one month of the date of the Extraordinary General Meeting.
Under Listing Rule 10.11, the prior approval of shareholders is required to the issue of Shares to Mr Thomas (or his nominee) and Mr Stockman (or his nominee) as they are, as directors, “related parties” of the Company.
Resolution 2 – Participation of Director in Placement — Mr Robert Thomas
In addition to the information for shareholders set out above, for the purposes of Listing Rule 10.13 the following information is provided in relation to the proposed issue of Shares to Mr Robert Thomas under the Placement:
The Shares will be issued to the R B Thomas Superannuation Fund and R B Thomas – Lift Capital Account.
1.	The number of Shares to be issued to R B Thomas Superannuation Fund is 300,000 the number of Shares to be issued to R B Thomas – Lift Capital Account is 200,000.
2.	The Company will issue the Shares to the R B Thomas Superannuation Fund and R B Thomas – Lift Capital Account as soon as practicable after the date of the Extraordinary General Meeting but in any event not later than one month from the date of the Extraordinary General Meeting or such later date as approved by the ASX.
3.	Both the R B Thomas Superannuation Fund and the R B Thomas – Lift Capital Account are controlled by Mr Robert Thomas, director and Non-Executive Chairman of the Company.

4.	The issue price of the Shares is A$0.60.
5.	The proceeds of the issue of Shares to the R B Thomas Superannuation Fund and R B Thomas – Lift Capital Account under the Placement will be applied as described in the Resolution 1 section of this Explanatory Memorandum.
Resolution 3 – Participation of Director in Placement — Mr Robert Stockman
In addition to the information for shareholders set out above, for the purposes of Listing Rule 10.13 the following information is provided in relation to the proposed issue of Shares to Mr Robert Stockman under the Placement:
1.	The Shares will be issued to Robert B Stockman.
2.	The number of Shares to be issued to Robert B Stockman is 500,000.

3.	The Company will issue the Shares to Robert B Stockman as soon as practicable after the date of the Extraordinary General Meeting but in any event not later than one month from the date of the Extraordinary General Meeting or such later date as approved by the ASX.
4.	The issue price of the Shares is A$0.60.

5.	The proceeds of the issue of Shares to Robert B Stockman under the Placement will be applied as described in the Resolution 1 section of this Explanatory Memorandum.
Resolution 4 – Grant of Options to Mr Robert Stockman
The Board proposes that 200,000 options with an exercise price of A$0.75 (Options) be issued to Mr Robert Stockman (or his nominee) under the Company’s Employee Share Option Plan as part of Mr Stockman’s overall remuneration package as a non-executive director of the Company.
50,000 of the Options will vest on each of the first, second, third and fourth anniversary of the date of grant of the Options and the Options will expire on the fifth anniversary of the date of grant of the Options (or earlier in the event Mr Stockman ceases to be a director of the Company). The Options will otherwise be subject to the terms of the Employee Share Option Plan.
Under Listing Rule 10.14, the prior approval of shareholders is required to the issue of Options to Mr Stockman (or his nominee) under the Employee Share Option Plan as he is, as a director, a “related party” of the Company.
In addition to the information for shareholders set out above, for the purposes of Listing Rule 10.15 the following information is provided in relation to the proposed issue of Options to Mr Robert Stockman under the Employee Share Option Plan:
1.	There will be no issue price for the Options.

2.	The number of Options to be issued to Robert B Stockman is 200,000.

3.	All executive and non-executive directors of the Company are eligible to participate in the Employee Share Option Plan.

4.	The Company will issue the Options to Robert B Stockman as soon as practicable after the date of the Extraordinary General Meeting but in any event not later than three months from the date of the Extraordinary General Meeting.
Approval of a Resolution
Each of the resolutions referred to in the Notice of Meeting shall be determined by a majority vote.
Every shareholder of the Company having a share in the Company is entitled to one vote on a show of hands and one vote per share on a poll.
Where a Share is jointly held and more than one joint holder votes in respect of that Share, only the vote of the joint holder whose name appears first on the Company’s register of members will be counted.
When a vote on a show of hands occurs:

1.	each member present in person or by representative has one vote (unless they are excluded from voting) and each proxy has one vote;
2.	the number of shares are not counted; and
3.	a majority on a show of hands will carry the relevant resolution.
Unless a poll is demanded, a declaration by the Chairperson that a resolution has on a show of hands been carried or carried unanimously or by a particular majority (or lost) is, on entry to that effect in the minute book, conclusive evidence of the fact.
If a poll is demanded, it may be taken in the manner and at the time and place (or places) as the Chairperson directs.
Incorporation of Information and Documentation by Reference
The Company is incorporating by reference hereto the following documents:
1.	The Registration Statement on Form 10 filed by the Company with the United States Securities and Exchange Commission on 30 April 2007 pursuant to the U.S. Securities Exchange Act of 1934. The Company shall provide, without charge, upon receipt of a written or oral request, a copy of this Registration Statement on Form 10. Such requests should be directed to the Company Secretary (+612 8215 7600).
2.	Certain financial information as of and for the three months ended 31 March 2007 (attached). It should be noted that the attached financial information is denominated in United States dollars.
You are urged to read these documents as they contain important information regarding the Company.
As noted above, on 30 April 2007, the Company filed a registration statement on Form 10, and on 4 June 2007, the Company received comments from the Staff of the Commission relating to that registration statement. The Company is currently in the process of reviewing and responding to those comments, and in connection with its response to such comments, the Company will file an amendment to the registration statement. Because certain of the Staff’s comments related to our financial statements, our financial statements and the related financial information may be revised to address the Staff’s comments.

Index of Attachments

A. Glossary	12
B. Financial Information	13
1. Financial Statements and Notes thereto	13
2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	25
3. Quantitative and Qualitative Disclosure about Market Risk	30
4. Controls and Procedures	31
C. Proxy Form

Glossary

AEST	means Australian Eastern Standard Time
ASX	means the Australian Securities Exchange
Board	means the board of directors of the Company from time to time
Company or HeartWare	means HeartWare Limited (ACN 111 970 257)
Corporations Act	means the Corporations Act 2001 (Cth)
Directors	means the directors of the Company from time to time
Listing Rules	means the ASX Listing Rules
Shares	means fully paid ordinary shares in the capital of the Company
A$	means the lawful currency of Australia
$	means the lawful currency of the United States of America

HEARTWARE LIMITED
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,142,586	$16,697,769
Receivables	27,574	18,050
Prepaid expenses and other assets	572,620	598,793

Total current assets	12,742,780	17,314,612

Property, plant and equipment, net	2,993,927	2,710,870
Other intangible assets, net	16,307,716	16,691,701
Goodwill	15,371,221	15,371,221

Total Assets	$47,415,644	$52,088,404

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$255,150	$308,364
Accrued expenses and other current liabilities	1,142,485	1,287,142
Convertible note – related party	1,196,526	1,167,481

Total current liabilities	2,594,161	2,762,987

Other long-term payables	20,230	15,936

Shareholders’ equity:
Ordinary shares, no par value - 186,302,097 and 186,262,097 shares outstanding at March 31, 2007 and December 31, 2006 respectively	—	—
Additional paid-in capital	84,507,891	83,890,582
Deficit accumulated during the development stage	(39,921,034)	(34,650,726)

Accumulated other comprehensive income:
Cumulative translation adjustments	214,396	69,625

Total Shareholders’ Equity	44,801,253	49,309,481

Total Liabilities and Shareholders’ Equity	$47,415,644	$52,088,404

The accompanying notes are an integral part of these condensed financial statements

HEARTWARE LIMITED
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

			Cumulative Period
			from November 26,
			2004 (Inception)
	Three Months Ended March 31,		Through
	2007	2006	March 31, 2007
Revenues	$—	$—	$—
Operating expenses:
General and administrative expenses	1,769,967	1,339,515	12,105,980
Research and development expenses	3,142,463	1,948,049	25,498,059
Amortization of intangibles	440,248	444,090	3,857,797

Total operating expenses	5,352,678	3,731,654	41,461,836

Loss from operations	(5,352,678)	(3,731,654)	(41,461,836)

Foreign exchange income (loss)	(107,702)	79,918	(197,684)
Interest income, net	190,072	59,012	1,751,715
Other, net	—	—	(13,229)

Loss before income taxes	(5,270,308)	(3,592,724)	(39,921,034)
Provision for income taxes	—	—	—

Net loss	$(5,270,308)	$(3,592,724)	$(39,921,034)

Loss per ordinary share — basic and diluted	$(0.03)	$(0.02)

Weighted average shares outstanding — basic and diluted	186,295,430	156,096,274

The accompanying notes are an integral part of these condensed financial statements

HEARTWARE LIMITED
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(unaudited)

					Deficit
				Accumulated	Accumulated
	Ordinary Shares		Additional	Other	During
	Shares		Paid-In	Comprehensive	Development
	Issued	$	Capital	Income	Stage	Total
Balance December 31, 2006	186,262,097	$—	$83,890,582	$69,625	$(34,650,726)	$49,309,481

Issuance of ordinary shares pursuant to stock option exercise	40,000	—	6,285	—	—	6,285
Share based compensation	—	—	611,024	—	—	611,024

Net loss	—	—	—	—	(5,270,308)	(5,270,308)
Other accumulated comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	144,771	—	144,771

Balance March 31, 2007	186,302,097	$—	$84,507,891	$214,396	$(39,921,034)	$44,801,253

The accompanying notes are an integral part of these condensed financial statements

HEARTWARE LIMITED
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

			Cumulative Period
			from November 26,
			2004 (Inception)
	Three Months Ended March 31,		Through
	2007	2006	March 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,270,308)	$(3,592,724)	$(39,921,034)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	131,644	90,982	750,370
Amortization	440,248	444,090	3,857,797
Share-based compensation expense	611,024	257,541	3,448,880
Loss on disposal of assets	—	—	13,229
Accrued interest	5,728	5,458	47,081
Increase (decrease) in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(9,165)	13,856	(25,920)
Prepaid expenses and other current assets	32,143	86,571	(227,030)
Note receivable, current	—	—	794
Accounts payable	(53,988)	(740,755)	(571,130)
Accrued expenses and other current liabilities	(144,246)	632,531	1,188,569

Net cash used in operating activities	(4,256,920)	(2,802,450)	(31,438,394)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(412,223)	(157,548)	(3,557,118)
Additions to patents	(56,263)	—	(300,450)
Net cash provided by acquisition	—	—	126,380
Proceeds from dispositions of assets	—	—	23,701

Net cash flows used in investing activities	(468,486)	(157,548)	(3,707,487)

CASH FLOWS FROM FINANCING ACTIVITIES

Net proceeds from issuance of share capital	6,285	—	47,046,217

Net cash provided by financing activities	6,285	—	47,046,217

Effect of exchange rate on cash	163,938	(132,948)	242,250

INCREASE IN CASH AND CASH EQUIVALENTS	(4,555,183)	(3,092,946)	12,142,586

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	16,697,769	10,036,941	—

CASH AND CASH EQUIVALENTS — END OF PERIOD	$12,142,586	$6,943,995	$12,142,586

Supplemental cash flow information:
Cash paid during the year for:
Interest	$5,728	$5,458	$48,374

The accompanying notes are an integral part of these condensed financial statements

1. Basis of Presentation
On April 30, 2007, the Company filed a registration statement on Form 10, and on June 4, 2007, the Company received comments from the Staff of the Commission relating to that registration statement. The Company is currently in the process of reviewing and responding to those comments, and in connection with its response to such comments, the Company will file an amendment to the registration statement. Because certain of the Staff’s comments related to our financial statements, our financial statements and the related financial information may be revised to address the Staff’s comments.
Development Stage
We have operated as a development stage enterprise since our inception. We are a medical device company that is focused on developing and commercializing a family of blood pumps that are surgically implanted to help augment blood circulation in patients suffering from chronic and end-stage heart failure. We devote substantially all of our efforts to research and development of products, raising capital and developing markets for our products. Accordingly, our financial statements have been prepared in accordance with the accounting and reporting principles prescribed by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises,” issued by the Financial Accounting Standards Board (“FASB”).
The Company’s success will depend in part on its ability to successfully complete clinical trials, obtain necessary regulatory approvals, obtain patents and product license rights, maintain trade secrets and operate without infringing on the proprietary rights of others, both in the United States and other countries.
Interim Financial Statements
The accompanying unaudited interim condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting of interim financial information. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Accordingly, these statements do not include all the disclosures normally required by accounting principles generally accepted in the United States of American for annual financial statements and should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2006 included in the Form 10 filed by the Company with the Securities and Exchange Commission. The consolidated statements of operations for the quarter ended March 31, 2007 are not necessarily indicative of the results to be expected for any future period or for the full year.
In the opinion of management, the accompanying unaudited interim condensed financial statement of the Company contain all adjustments (consisting of only normally recurring adjustments) necessary to present fairly the financial position of the Company as of the dates and for the periods presented.
2. Significant Accounting Policies
Principles of Consolidation
The consolidated financial statements include the accounts of HeartWare Limited and its subsidiary, HeartWare, Inc. All inter-company balances and transactions have been eliminated on consolidation.
Accounting Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.
Net Loss Per Ordinary Share
Basic loss per share is computed by dividing net loss for the period by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share is computed by dividing net loss for the period by the weighted average number of ordinary shares outstanding during the period, plus the dilutive effect of ordinary share equivalents, such as options, using the treasury stock method.
Share-based Payments
We elected to early adopt SFAS 123(R) “Share-Based Payments” effective January 1, 2005. We use a Black-Scholes option value method. Under the fair value recognition provisions of SFAS 123(R), we recognize share-based compensation net of an estimated forfeiture rate and therefore only recognize compensation cost for those shares expected to vest over the service period of the award.
Calculating share-based compensation expense requires the input of highly subjective assumptions, including an estimated expected life of the option, share price volatility and a forfeiture rate. We have used the estimated life of the option in determining the fair value.
We estimate the volatility of our ordinary shares on the date of grant based on the historical volatility of our publicly-traded ordinary shares. We estimate the expected term to equal the contractual term at the time of grant. We estimate the forfeiture rate based on our historical experience of our employee retention rate. If our actual forfeiture rate is materially different from our estimate, the share-based compensation expense could be significantly different from what we have recorded in the current period.
The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share based compensation expense could be materially different in the future.
Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS No. 157 to have a material impact on our financial position, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). SFAS 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would by recognized in earnings when they occur. SFAS 159 is effective for the Company’s financial statements for the year beginning January 1, 2008, with earlier adoption permitted. The Company does not expect adoption of this statement to have an impact on its consolidated financial position and results of operations.
3. Property and Equipment
Property and equipment, net consists of the following:

		As of
		March 31,	December 31,
	Useful Lives	2007	2006

Property, Plant and Equipment
Machinery and equipment	5 to 7 years	$2,930,550	$2,811,800
Leasehold improvements	3 to 5 years	268,217	209,116
Office equipment, furniture and fixtures	5 to 7 years	297,669	143,886
Software	5 to 7 years	362,119	276,092

		3,858,555	3,440,894
Less: accumulated depreciation		(864,628)	(730,024)

		$2,993,927	$2,710,870

Depreciation expense was $131,644 and $90,982 for the quarters ended March 31, 2007 and 2006, respectively.
4. Accrued Liabilities
Accrued expenses consist of the following:

	March 31,	December 31,
	2007	2006
Accrued expenses and other current liabilities
Accrued research and development materials	$459,195	$504,528
Accrued payroll and other employee costs	337,057	409,441
Accrued professional fees	279,883	261,317
Other accrued expenses	66,350	111,856

	$1,142,485	$1,287,142

5. Lease Obligations
Future minimum rental commitments at March 31, 2007 under non-cancelable operating lease agreements are as follows:

Operating Leases
2007	$793,087
2008	395,725
2009	75,895
2010	75,895
2011	6,325

Total minimum lease payments	$1,346,927

Rent expense was $206,865 and $85,161 for the quarters ended March 31, 2007 and 2006, respectively.
6. Income Taxes
The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (FIN No. 48), on January 1, 2007. Previously, the Company had accounted for tax contingencies in accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies”. As required by FIN 48, which clarifies SFAS No. 109, “Accounting for Income Taxes”, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied FIN 48 to all tax positions for which the statute of limitation remained open. No liabilities for resulting unrecognized tax benefits were identified in connection with the implementation of FIN 48. The amount of unrecognized tax benefits as of January 1, 2007 was $0. There have been no material changes in unrecognized tax benefits through March 31, 2007.
The Company is subject to income taxes in Australia, the U.S. federal jurisdiction and various states jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company is subject to income tax examinations by tax authorities for all years since inception. The Company is not currently under examination by any tax authority. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits in its income tax provision.
7. Share-based Compensation
The Company has granted plan and non-plan stock options to employees, officers, directors and advisors to the Company. The HeartWare Limited Employee Share Option Plan (“ESOP”), adopted on December 15, 2004, allows the Company to grant options for ordinary shares of up to 11% of the Company’s ordinary shares then outstanding. In accordance with the ESOP Rules, all ESOP options issued after the Company became listed on the ASX must have an exercise price which is not less than the weighted average sale price of ordinary shares sold during the five days (or such other period as the Board determines) prior to the grant of the ESOP option. The options generally vest ratably and can have expiration dates of up to ten years from the date of grant.
The Company has also granted an aggregate of 1,500,000 options outside of our ESOP or any formal plan. Of these options, 1,000,000 were granted to three non-executive directors and

500,000 were granted to a third party for services rendered to the Company. The options granted to the third party service provider have exercise prices per share ranging from AU$0.60 to AU$1.50 per share and were immediately exercisable upon granting. The options granted to the non-executive directors are subject to a vesting schedule whereby, as of December 31, 2006, 800,000 of the 1,000,000 options have vested and the remaining 200,000 options will vest in December 2007. The exercise prices per share with respect to the options granted to non-executive directors range from AU$0.60 to AU$1.50.
Information related to options, including non-plan options, at March 31, 2007 is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life	Value

Outstanding at December 31, 2006	20,501,250	$0.65	6.90	$—
Granted	1,150,000	0.89
Exercised	(40,000)	0.16
Forfeited	(95,000)	0.89

Outstanding at March 31, 2007	21,516,250	0.67	6.90	—

Exercisable at March 31, 2007	6,562,584	0.33	3.39	1,610,616

We generally recognize compensation expense for our share awards using a straight-line method over the substantive vesting period. The Company allocates expense to general and administrative expense and research and development expense based on the option holders’ employment function. For the quarters ended March 31, 2007 and 2006, the Company recorded general and administrative share-based expense of approximately $347,759 and $153,676, respectively and research and development share-based expense of approximately $263,265 and $103,865, respectively.
We recognize share-based compensation for the value of the portion of awards that are ultimately expected to vest. Statement No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered option. We have applied an annual forfeiture rate of approximately 12.12% to all unvested share awards as of March 31, 2007, which represents the portion that we expect will be forfeited each year over the vesting period. We will re-evaluate this analysis periodically and adjust the forfeiture rate as necessary. Ultimately, we will only recognize expense for those shares that vest.
Under the provisions of Statement No. 123(R), we expect to recognize approximately $3.1 million, net of estimated forfeitures, of future expense for awards granted as of March 31, 2007. These awards have a weighted average remaining vesting period of 1.7 years.
The weighted average grant date fair value per share of options granted for the quarter ended March 31, 2007 using the Black-Scholes option pricing model was $0.35. There were no options granted during the quarter ended March 31, 2006.
Shares reserved for future issuance under the Company’s ESOP totaled approximately 476,981 at March 31, 2007.

Information related to options, both plan and non-plan, outstanding and exercisable at March 31, 2007 is as follows:

	Stock Options Outstanding			Stock Options Exercisable
		Weighted
		Average	Weighted
		Remaining	Average		Weighted
		Contractual	Exercise		Average
	Options	Life	Price	Options	Exercise Price

$0.00 — $0.50	7,534,416	4.36	$0.27	5,289,431	$0.25
$0.50 — $1.00	12,299,732	8.49	0.85	1,173,153	0.71
$1.00 — $1.50	1,682,102	6.55	1.17	100,000	1.21

	21,516,250	6.90	$0.67	6,562,584	$0.33

We recognize share-based compensation on fixed awards with pro rata vesting on a straight-line basis over the award’s vesting period. The fair value of the options used to calculate net loss and net loss per share was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	March 31,
	2007	2006

Dividend yield	0%	0%
Estimated annual volatility	51.10%	55.14%
Risk-free interest rate	5.85%	5.35%
Estimated forfeiture rate	12.12%	6.67%
Estimated holding period (years)	10	10
8. Goodwill and Other Intangible Assets
The carrying amount of our goodwill was $15.4 million at March 31, 2007 and December 31, 2006 which is attributable to the acquisition of HeartWare Inc. On January 24, 2005, HeartWare Limited acquired all of the outstanding voting stock of HeartWare, Inc., a company based in Miramar, Florida which had been developing heart pump technology that now forms the Company’s core technology platform.
The gross carrying amount of intangible assets and the related accumulated amortization for intangible assets subject to amortization are as follows:

	March 31, 2007		December 31, 2006
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortizable Intangible Assets
Patents	$15,797,493	$(2,270,147)	$15,741,230	$(2,013,089)
Copyrights	1,408,423	(305,158)	1,408,423	(269,948)
Non-Compete Agreements	2,959,597	(1,282,492)	2,959,597	(1,134,512)
Amortization expense for the quarters ended March 31, 2007 and 2006 was $440,000 and $444,000, respectively.
Estimated amortization expense for each of the five succeeding fiscal years based upon the Company’s intangible asset portfolio at March 31, 2007 is as follows:

Estimated
Amortization
Expense

2007	$1,785,928
2008	1,785,928
2009	1,243,336
2010	1,194,009
2011	1,194,009
9. Convertible Note – Related Party
The Company has a convertible note, denominated in Australian dollars, in the principal amount of AU$1.42 million outstanding at March 31, 2007 and 2006. At March 31, 2007 and December 31, 2006, the principal amount of this note translated into US$1.1 million plus accrued interest that would convert into approximately 1.5 million ordinary shares at that time.
The note accrues interest at 2.0% per annum. The conversion price is AU$1.00 per ordinary share. The principal and interest on the convertible note is repayable on demand as of January 31, 2007, and is therefore included as a current liability. The note has not been converted and the holder of the note, Apple Tree Partners I, L.P., the Company’s majority shareholder, has given a written indication to the Company that it is its present intention to convert the note rather than demand repayment. Interest expense on this note was $5,728 for the quarter ended March 31, 2007 and $22,062 for the year ended December 31, 2006, respectively.
10. Net Loss Per Share
Basic net loss per share is computed by dividing net loss applicable to ordinary shares by the weighted-average of ordinary shares outstanding during the period. Diluted earnings (loss) per share adjusts basic earnings (loss) per share for the dilutive effects of convertible securities, options and other potentially dilutive instruments, only in the periods in which such effect is dilutive. The following securities have been excluded from the calculation of diluted loss per share, as their effect would be anti-dilutive:

	March 31,	December 31,
Ordinary shares issuable upon:	2007	2006

Exercise of stock options	21,516,250	20,501,250
Conversion of convertible note	1,482,684	1,475,396

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This report and the information incorporated by reference into it includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. Forward-looking statements include, but are not limited to, statements about our expected financial position and operating results, our business strategy, our financing plans and estimates regarding our capital requirements and our need for additional financing. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that may impact such forward looking statements include, among others, our ability to successfully complete our clinical trial and receive regulatory approval for our devices, our ability to protect our intellectual property and commercialize our products, changes in the regulations affecting our business, our ability to attract and retain skilled employees, and changes in general economic conditions and interest rates. The Company’s registration statement on Form 10 that was filed with the Securities and Exchange Commission on April 30, 2007 describes the significant risks associated with our business. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Overview
HeartWare is a medical device company focused on developing and commercializing a family of blood pumps that are surgically implanted to help augment blood circulation in patients suffering from chronic and end-stage heart failure. Heart failure is one of the leading causes of death in the developed world, affecting over 20 million people globally.
HeartWare Limited was registered in the state of Victoria, Australia on November 26, 2004. On January 24, 2005, HeartWare Limited acquired all of the outstanding voting stock of HeartWare, Inc. in exchange for the issuance by HeartWare Limited of 88 million ordinary shares and a convertible note in the principal amount of $1.1 million.
The total consideration for the acquisition was valued at approximately $35 million, including the convertible note. The purchase price was allocated, based on an independent valuation, to the fair value of the assets of HeartWare, Inc. We recorded $15.4 million of goodwill and $19.9 million of intangible assets.
The initial application of our blood pump technology is our HeartWare Ventricular Assist Device, or HVAD pump, which we believe is the smallest full-output left ventricle assist device, or LVAD that is currently in clinical trials or in the marketplace. We believe the HVAD pump is the only centrifugal LVAD designed to be implanted above the diaphragm in all patients.
For more than ten years, we have conducted a series of trials of our HVAD pump in vitro, in animals and, more recently, in humans pursuant to an international clinical trial. The design development animal trials for the HVAD pump were conducted to assess anatomical fitting, design, pump mechanics and long-term compatibility with blood components and were completed in 2001. From 2002 until 2004, we conducted other animal studies which culminated in the commencement of “good laboratory practice”, or GLP, animal trials in early 2005. Our GLP animal trials were completed in September 2005, and we commenced our international human clinical trial in Vienna, Austria in March 2006.
Beyond the HVAD pump, we are also evaluating our next generation device, the Miniaturized Ventricular Assist Device, or MVAD. The MVAD is based on the same technology platform as the HVAD pump but adopts an axial flow, rather than a centrifugal flow, configuration.
The MVAD, which is currently at the prototype stage and undergoing animal studies, is approximately one-third the size of the HVAD pump.
We believe that the MVAD will be implantable by surgical techniques that are even less invasive than those required to implant the HVAD pump. We expect to initiate human clinical trials for the MVAD during mid-2009.
In parallel with the MVAD project, we have commenced design work on our third generation blood pump, which we currently call the IV VAD. The IV VAD will rely on the same underlying technology platform and will be an even miniature version of the MVAD. Unlike the HVAD pump or the MVAD, the IV VAD is intended to be positioned within the vasculature and implanted by minimally invasive catheter based techniques. Once the IV VAD is fully developed, we expect the IV VAD to be about one-tenth the size of the HVAD pump.
We are a development stage company with a limited operating history, and we currently have no products approved for sale. To date, we have not generated any significant revenue, and we have incurred net losses in each year since our inception. The only revenue we have generated has been from interest. We expect our losses to continue and to increase as we expand our clinical trial activities and initiate commercialization activities.
We have financed our operations primarily through our January 2005 initial public offering of ordinary shares in Australia and concurrent U.S. private placement of ordinary shares which raised aggregate net proceeds of approximately $23.4 million and a private placement of ordinary shares in May 2006 which raised net proceeds of approximately $23.4 million from both U.S. and Australian investors.
Critical Accounting Policies and Estimates
We prepare our financial statements in accordance with accounting principles generally accepted in the United States. We are required to make estimates and judgments in preparing the financial statements that affect the reported amounts of our assets, liabilities, revenue and expenses. We base our estimates on our historical experience and on various other assumptions that we believe are reasonable under the circumstances. If our assumptions prove inaccurate or if our future results are not consistent with our historical experience, we may be required to make adjustments in our policies that affect our reported results. The following is a discussion of our most critical policies, as well as the estimates and judgments involved. For a more detailed discussion on the application of these and other accounting policies and estimates, see the notes to the consolidated financial statements included in the Quarterly Report on Form 10-Q and our Form 10 filed with the Securities and Exchange Commission.

Valuation of Business Combinations
We record intangible assets acquired in recent business combinations under the purchase method of accounting. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed are based on their fair values at the dates of acquisition. We then allocate the purchase price in excess of net tangible assets acquired to identifiable intangible assets. The fair value of identifiable intangible assets is based on detailed valuations that use information and assumptions provided by management. We allocate any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill.
Amortization and Impairment of Intangible Assets
We record intangible assets at historical cost. We amortize intangible assets using the straight-line method over their estimated useful lives, from five to fifteen years. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” we do not amortize goodwill.
We review goodwill and intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. Conditions that would indicate impairment and trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset or an adverse action or assessment by a regulator. If the carrying value of an asset exceeds its fair value, we write down the carrying value of the intangible asset to its fair value in the period identified. We generally calculate fair value of intangible assets as the present value of estimated future cash flows to be generated by the asset using a risk-adjusted discount rate. If the estimate of an intangible asset’s remaining useful life is changed, we amortize the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.
We completed an impairment test of goodwill and other intangible assets subject to amortization as required by SFAS No. 142 and SFAS No. 144. Upon completion of our impairment tests as of the end of fiscal 2006, we determined that neither goodwill nor intangible assets were impaired.
Translation of Non-U.S. Currency
We translate all assets and liabilities of non-U.S. entities at the year-end exchange rate and translate revenue and expenses at the average exchange rates in effect during the year. The net effect of these translation adjustments is shown in the accompanying financial statements as a component of shareholders’ equity. Foreign currency transaction gains and losses are included in other, net in the consolidated statements of operations. We have concluded that the functional currency of our Australian operations is the Australian dollar.
Research and Development
Research and development costs, including new product development programs, regulatory compliance and clinical research, are expensed as incurred.
Share-Based Compensation
We elected to early adopt SFAS 123R effective January 1, 2005. We use a Black-Scholes option value method. Under the fair value recognition provisions of SFAS 123R, we recognize share-

based compensation net of an estimated forfeiture rate and therefore only recognize compensation cost for those shares expected to vest over the service period of the award.
Calculating share-based compensation expense requires the input of highly subjective assumptions, including an estimated expected life of the options, share price volatility and a forfeiture rate. We have used the contractual life of the option in determining the fair value.
We estimate the volatility of our ordinary shares on the date of grant based on the historical volatility of our publicly-traded ordinary shares. We estimate the forfeiture rate based on our historical experience of our employee retention rate. If our actual forfeiture rate is materially different from our estimate, the share-based compensation expense could be significantly different from what we have recorded in the current period.
The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our stock based compensation expense could be materially different in the future.
Three months ended March 31, 2007 and 2006
Revenue
We are a development stage company and have no revenues to date. We are currently conducting a combined European and Australian clinical trial with our first product, the HVAD pump, and will not generate revenue until we begin a U.S. trial that qualifies for reimbursement from third-party payers, such as Medicare, private health insurance plans and health maintenance organizations or we receive regulatory approval and begin commercial sales of our product.
Cost of Goods Sold
There was no cost of goods sold recognized during the quarters ended March 31, 2007 or 2006, as we had no revenue from the sale of products in those periods.
General and Administrative
General and administrative expenses include office expenses associated with general corporate administration. These costs are primarily related to salaries and wages and related employee costs, depreciation of fixed assets, travel, external consultants and contractors, legal and accounting fees and general infrastructure costs.
During 2006 and into 2007, we experienced significant growth as we negotiated and obtained regulatory approvals to commence our international clinical trials and successfully initiated the trial by implanting the first patient with an HVAD pump. As a result, we experienced a significant expansion of our staff, including senior management, and a related expansion in infrastructure costs.
General and administrative expenses for the quarter ended March 31, 2007 were approximately $1.8 million, or 33% of operating expenses, compared to $1.3 million, or 36% of operating expenses, for the quarter ended March 31, 2006. The increase of approximately $500,000 was primarily attributable to increased share-based compensation, legal costs associated with initial U.S. filing requirements and other additional infrastructure costs related to corporate growth.

Research and Development
Research and development expenses are the direct and indirect costs associated with developing our products. These expenses consist primarily of salaries and wages and related employee costs, external research and regulatory expenses, materials and costs associated with clinical trials. Additional costs include travel, facilities and overhead allocations. We expect that research and development expenses will continue to represent a significant portion of our operating expenses.
As noted above, we experienced significant growth in 2006 and achieved significant research and development milestones, including the commencement of animal trials for our next generation heart pump, the MVAD pump.
Research and development expenses for the quarter ended March 31, 2007 were $3.1 million, or 59% of operating expenses, compared to $1.9 million, or 52% of operating costs, for the quarter ended March 31, 2006. The increase of approximately $1.2 million was primarily attributable to increased salaries and wages and related employee costs, share-based compensation, material costs and travel costs related to clinical trials.
Amortization of Intangible Assets
Amortization of intangible assets relates primarily to the intangible assets purchased in connection with the acquisition of HeartWare, Inc. consisting mainly of patents, copyrights and non-compete agreements as well as intangible assets developed after the acquisition consisting mainly of patents. Amortization expense for the quarters ended March 31, 2007 and 2006 was approximately $440,000, or 8% of operating expenses, and $444,000, or 12% of operating expenses, respectively
Other Income
Other Income consists primarily of interest income and foreign exchange income or loss. Interest income was approximately $190,000 for the quarter ended March 31, 2007 as compared to $59,012 for the quarter ended March 31, 2006. The increase was primarily due to increased average cash balances in the first quarter 2007 as compared to the first quarter 2006 due to the private placement completed in May 2006. Foreign exchange loss was approximately $108,000 for the quarter ended March 31, 2007 as compared to foreign exchange income of approximately $80,000 for the quarter ended March 31, 2006. The difference was due to fluctuations in the value of our Australian and U.S. dollar-based cash holdings as a result of movements in the exchange rate between the Australian dollar and the U.S. dollar.
Income Taxes
We are subject to taxation in the United States and Australia. We have incurred losses since inception. Changes in share ownership, as well as other factors, may limit our ability to utilize any net operating loss carry-forwards, and as such a deferred tax asset has not been recorded.
As of March 31, 2007, we did not have revenues or profit which would be sufficient to allow deferred tax assets to be recognized with a substantial degree of certainty. Accordingly, we applied a 100% valuation allowance against our net deferred tax assets. We intend to monitor closely the question of whether to record a deferred tax asset as we progress toward the commercialization of our products.

Liquidity and Capital Resources
At March 31, 2007, our cash and cash equivalents were $12.1 million as compared to $16.7 million at December 31, 2006. The decrease was primarily due to cash used in operations and the purchase of plant and equipment.
Cash used in operating activities for the quarter ended March 31, 2007 was approximately $4.3 million as compared to $2.8 million for the quarter ended March 31, 2006. For the quarter ended March 31, 2007, this amount included a net loss of $5.3 million, non-cash adjustments to net income of approximately $1.2 million, primarily comprising $572,000 of depreciation and amortization, and $611,000 of share-based payments.
For the quarter ended March 31, 2006 cash used in operating activities included a net loss of $3.6 million, non-cash adjustments to net income of approximately $790,000, primarily comprising $535,000 of depreciation and amortization and $258,000 of share-based compensation expense.
Investing activities used cash of approximately $468,000 and $158,000 for the quarters ended March 31, 2007 and 2006, respectively. The amounts in the first quarter of 2007 were primarily to acquire property, plant and equipment and capitalized patent costs. The amounts in the first quarter 2006 related to the purchase of plant and equipment.
Cash provided by financing activities for quarter ended March 31, 2007 was $6,285 from the issuance of shares pursuant to the exercise of an employee stock option. There was no cash provided by financing activities for the quarter ended March 31, 2006.
We will require additional funds to support our operations. We believe that cash and cash equivalents on hand and expected cash flows from operations will not be sufficient to fund our operations for the next twelve months unless we obtain additional funding. This means that we must raise capital in order to continue to moving toward commercialization of our products. There can be no assurance that we will be able to raise additional financing on terms that are acceptable to us, or at all.
Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements as such term is defined in the rules promulgated by the Securities and Exchange Commission.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market risk represents the risk of changes in the value of market risk sensitive instruments caused by fluctuations in interest rates, foreign exchange rates and commodity prices. Changes in these factors could cause fluctuations in our results of operations and cash flows.
Interest Rate Risk
Our exposure to interest rate risk is currently confined to our cash that is invested in highly liquid money market funds. The primary objective of our investment activities is to preserve our capital to fund operations. We also seek to maximize income from our investments without assuming significant risk. We do not presently use derivative financial instruments in our investment portfolio. Our cash and investments policy emphasizes liquidity and preservation of principal over other portfolio considerations.
Our convertible note does not bear interest rate risk as the note was issued at a fixed rate of interest.
Foreign Currency Rate Fluctuations
We conduct business in foreign countries. Our headquarters is located in Sydney, Australia and primarily comprises the executive functions of the Company. All of our trials are presently conducted outside of the United States, with trials within the United States expected to commence towards the end of 2007.
Our manufacturing operations are located in Miramar, Florida.
For U.S. reporting purposes, the Company translates all assets and liabilities of its non-U.S. entities at the year-end exchange rate and translates revenue and expenses at the average exchange rates in effect during the year. The net effect of these translation adjustments is shown in the accompanying financial statements as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in other, net in the consolidated statements of operations.
We do not presently utilize foreign currency forward contracts and instead hold cash reserves in the currency in which those reserves are anticipated to be expended.
CONTROLS AND PROCEDURES
We have carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on such evaluation, our principal executive officer and principal financial officer have concluded that as of March 31, 2007, our disclosure controls and procedures were effective to ensure that the information required to be disclosed by us in the reports filed or submitted by us under the Securities Exchange Act of 1934, as amended, was recorded, processed, summarized or reported within the time periods specified in the rules and regulations of the SEC, and include controls and procedures designed to ensure that information required to be disclosed by us in such reports was accumulated and communicated to management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosures.
There has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

All correspondence to:
HeartWare Limited ABN 34 111 970 257 Extraordinary General Meeting 2007 Proxy Form	PROXY FORM	Registries Limited P O Box R67 Royal Exchange, Sydney NSW 1223 Enquiries: 61 2 9290 9600 Facsimile: 61 2 9279 0664 www.registriesltd.com.au registries@registriesltd.com.au
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Appointment of Proxy
If appointing a proxy to attend the Extraordinary General Meeting on your behalf, please complete the form and submit it in accordance with the directions set out in this form.
I/We being a shareholder/shareholders of HeartWare Limited pursuant to my/our right to appoint not more than two proxies, appoint

☐	The Chairman of the Meeting (mark with an “X”)	OR	Write here the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

	or failing him/her		Write here the name of the other person you are appointing.

or failing him/her (or if no proxy is specified above), the Chairman of the meeting, as my/our proxy to act generally at the Extraordinary General Meeting on my/our behalf and to vote for me/us and on my/our behalf in accordance with the following directions (or if no directions have been given, as the proxy sees fit)at the Extraordinary General Meeting to be held at the offices of Grant Thornton, Level 17, 383 Kent Street, Sydney NSW 2000 on 26 July 2007 at 10:00 am and at any adjournment of that meeting.
This proxy is to be used in respect of                     % of the ordinary shares I/we hold.
The Chairman of the Meeting intends to vote all valid undirected proxies in favour of each item of business.
Voting directions to your proxy – please mark ☒ to indicate your directions

RESOLUTION	For	Against	Abstain*

1. Approval of Share Issue	☐	☐	☐

2. Participation of Director in Placement – Mr Robert Thomas	☐	☐	☐

3. Participation of Director in Placement – Mr Robert Stockman	☐	☐	☐

4. Grant of Options to Mr Robert Stockman	☐	☐	☐
* If you mark the Abstain box for a particular item, you are directing your proxy not to vote on your behalf on a show of hands or on a poll and your votes will not be counted in computing the required majority on a poll.
PLEASE SIGN HERE
This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.
Executed in accordance with section 127 of the Corporations Act:

Individual or Shareholder 1	Joint Shareholder 2	Joint Shareholder 3

Sole Director & Sole Company Secretary	Director	Director / Company Secretary
Dated this                                            day of                                                  2007

Extraordinary General Meeting Proxy Form	HeartWare Limited ABN 34 111 970 257

INSTRUCTIONS FOR COMPLETING PROXY FORM
1.
Your pre-printed name and address is as it appears on the share register of HeartWare Limited. If you are Issuer Sponsored and this information is incorrect or incomplete (i.e. J Jones, ABC Company etc), please make the correction on the form and return it to Registries Limited at the address shown below duly signed. Security holders sponsored by a broker on the CHESS subregister should advise their broker of any changes. Please note that you cannot change ownership of your securities using this form.

2.
Completion of a proxy form will not prevent individual shareholders from attending the Extraordinary General Meeting in person if they wish. Where a shareholder completes and lodges a valid proxy form and attends the Extraordinary General Meeting in person, then the proxy’s authority to speak and vote for that shareholder is suspended while the shareholder is present at the Extraordinary General Meeting.

3.
A shareholder of the Company entitled to attend and vote is entitled to appoint not more than two proxies. Where more than one proxy is appointed, each proxy must be appointed to represent a specified proportion of the shareholder’s voting rights. If the shareholder appoints two proxies and the appointments do not specify this proportion, each proxy may exercise half of the votes. Fractions of votes will be disregarded.

4.	A proxy need not be a shareholder of the Company.
5.
If you mark the abstain box for a particular item, you are directing your proxy not to vote on that item on a show of hands or on a poll and that your shares are not to be counted in computing the required majority on a poll.

6.
If a representative of a company shareholder is to attend the Extraordinary General Meeting, a properly executed original (or certified copy) of the appropriate “Certificate of Appointment of Corporate Representative” should be produced for admission to the Meeting. Previously lodged “Certificates of Appointment of Corporate Representative” will be disregarded by the Company.

7.
If a representative as Power of Attorney of a shareholder is to attend the Extraordinary General Meeting, a properly executed original (or certified copy) of the appropriate Power of Attorney should be produced for admission to the Extraordinary General Meeting. Previously lodged Powers of Attorney will be disregarded by the Company.

8.	Signing Instructions
     You must sign this form as follows in the spaces provided:

Individual:	Where the holding is in one name, the holder must sign.

Joint Holding:	Where the holding is in more than one name, all of the shareholders should sign.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed Proxy Form.

Companies:	Where the company has a Sole Director who is also the Sole Company Secretary, this form must be signed by that person.

If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone.

Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place.
9.	Lodgement of a Proxy

This Proxy Form (and any Power of Attorney under which it is signed) must be received at the address below not later than 10.00am on Tuesday 24 July 2007 (48 hours before the commencement of the meeting). Any Proxy Form received after that time will not be valid for the scheduled meeting.

Hand deliveries:	Registries Limited
Level 2
28 Margaret Street
Sydney NSW 2000

Postal address:	Registries Limited
PO Box R67
Royal Exchange NSW 1223

Fax number:	+ (61 2) 9279 0664